Exhibit 21

SUBSIDIARIES

Name of Entity	Jurisdiction of Incorporation
407664 British Columbia Ltd.	British Columbia, Canada
AETEX, Inc.	Delaware
All American Towing Services, Inc.	Delaware
APACO, Inc.	Delaware
B&B Associated Industries, Inc.	Delaware
B-G Towing, Inc.	Delaware
Bear Transportation, Inc.	Delaware
BTRX, Inc.	Delaware
BTRCX, Inc.	Delaware
BASIEX, Inc.	Delaware
BBSX, Inc.	Delaware
Boniface Engineering, Ltd.	United Kingdom
Cal West Towing, Inc.	Delaware
CBTX, Inc.	Delaware
Century Holdings, Inc.	Tennessee
CEX, Inc.	Delaware
Champion Carrier Corporation	Delaware
Chevron, Inc.	Pennsylvania
CCASX, Inc.	Delaware
Competition Wheelift, Inc.	Delaware
DVREX, Inc.	Texas
DSX, Inc.	Delaware
F.G. Russell Truck Equipment Ltd.	British Columbia, Canada
GATX of Delaware, Inc.	Delaware
Golden West Towing Equipment Inc.	Delaware
HTX, Inc.	Delaware
Jige International	France
LTSX, Inc.	Delaware
LASX, Inc.	Delaware
LWKR, Inc.	Delaware
Maejo, Inc.	Delaware
Mel’s Acquisition Corp.	Delaware
Miller Financial Services Group, Inc.	Tennessee
Miller/Greeneville, Inc.	Tennessee
Miller Industries Distributing, Inc.	Delaware
Miller Industries International, Inc.	Tennessee
Miller Industries Towing Equipment Inc.	Delaware
MSTEX, Inc.	Delaware
MTSX, Inc.	Delaware
MGEX, Inc.	Delaware
P.A.T., Inc.	Delaware
PEX, Inc.	Delaware
Purpose, Inc.	Delaware
RRIC Acquisition Corp.	Delaware
RSX, Inc.	Delaware
Road One, Inc.	Delaware

Name of Entity	Jurisdiction of Incorporation

RoadOne Employee Services, Inc.	Delaware
Road One Service, Inc.	Delaware
R.M.W.S., Inc.	Delaware
Sonoma Circuits, Inc.	Delaware
Southern Wrecker Center, Inc.	Delaware
Southern Wrecker Sales, Inc.	Delaware
SWSX, Inc.	Delaware
Texas Towing Corporation	Delaware
TWSX Inc.	Delaware
TPCTH, Inc.	Delaware
Treasure Coast Towing, Inc.	Delaware
WTC, Inc.	Delaware
WSX, Inc.	Delaware
WTEX, Inc..	Delaware
WTX, Inc.	Delaware
ZTRX, Inc.	Delaware